VITESSE SEMICONDUCTOR NAMES CHRISTOPHER R. GARDNER AS CHIEF EXECUTIVE OFFICER AND REPORTS CERTAIN OTHER RECENT EVENTS

CAMARILLO, Calif.--(BUSINESS WIRE)--May 17, 2006--Vitesse Semiconductor Corporation (Nasdaq:VTSS) provides updates regarding certain recent events.

Vitesse Appoints New Executive Officers

Vitesse announced today that Christopher R. Gardner, the Acting Chief Executive Officer of Vitesse, has been appointed Chief Executive Officer. Mr. Gardner joined Vitesse in 1986. He served as Vice President and Chief Operating Officer from November 2000 to June 2002. From June 2002 until he was appointed Acting Chief Executive Officer on April 18, 2006, he served as Vice President and General Manager of the Network Products Division. Mr. Gardner received his B.S.E.E. from Cornell University and his M.S.E.E. from the University of California at Berkeley.

Vitesse also announced that Shawn C.A. Hassel of Alvarez & Marsal, LLC, the Acting Chief Financial Officer of Vitesse, has been appointed Chief Financial Officer. Since July 2001, Mr. Hassel has been and continues to be a Managing Director of Alvarez & Marsal, specializing in developing operational and financial solutions for companies in transition. Prior to joining Alvarez & Marsal, Mr. Hassel spent seven years with Arthur Andersen's corporate finance and turnaround division where he served as a Director. Mr. Hassel earned his B.S. degree in Finance and Accounting from the University of Arizona and is a licensed Certified Public Accountant.

Louis R. Tomasetta, Chief Executive Officer, Yatin Mody, Chief Financial Officer, and Eugene F. Hovanec, Executive Vice President have been terminated as officers and employees of Vitesse. As previously reported, these officers had been placed on administrative leave by Vitesse because of such individuals' involvement with issues related to the integrity of documents relating to Vitesse's stock option grant process.

Vitesse's Chairman of the Board, John C. Lewis, said, "This has been a very challenging time for the Company. As a Board, we have taken quick and decisive action that we believe is in the best interests of the Company and its shareholders. The new management team has done an excellent job in a very short period of time to address the pending challenges to Vitesse. Moreover, Chris Gardner has been instrumental in providing leadership during this transition period. The Board has complete confidence in the new executive team."

Internal Investigation

As previously disclosed, the Company's Board of Directors has appointed a Special Committee of independent directors to conduct an internal investigation relating to past stock option grants, the timing of such grants and other related accounting and documentation issues. The scope of the internal investigation was previously expanded to include issues relating to the Company's practices in connection with credits issued to and requested by customers (for returned products or otherwise) and the related accounting treatment, as well as the application of payments received to the proper accounts receivable. The internal investigation has now been further expanded to include a review of the Company's (i) general revenue recognition policies and practices and (ii) practices that may have affected the Company's cash position at the end of certain reporting periods.

Credit Facility

The Company has received notice from Silicon Valley Bank that Events of Default have occurred under the credit facility between Silicon Valley Bank and the Company. The notice states that the Events of Default include the Company's failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, an apparent failure to meet the liquidity covenants under the credit facility, certain alleged misrepresentations under the credit facility and a material adverse change in the Company. The notice also states that the amount outstanding under the credit facility currently exceeds the permitted borrowing base under the facility.


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The Bank states that it is entitled to exercise any and all remedies available under the credit facility and the related security documents, and that, until all Events of Default are cured, the Company is required to pay default interest under the credit facility and that no further advances will be made by the Bank. The Company reserves the right to contest various asserted Events of Default and does not believe it is necessary or appropriate for the Bank to assert further remedies.

At May 15, 2006, approximately $10 million was drawn and outstanding under this credit facility plus approximately $4.2 million in issued but undrawn standby letter of credits, and the Company had un-restricted cash and un-restricted cash equivalents of approximately $13.2 million.

The Company presently is in active discussions with the Bank and believes that it has reached a conceptual agreement on the potential terms of a short-term forbearance that should allow the Company to continue its efforts to obtain additional financing. It is contemplated that as part of the agreement with the Bank, the Company would repay $5 million of the amount currently outstanding under the credit facility. No assurances can be given that the Bank and the Company will actually reach agreement on the forbearance.

The Company has engaged an investment banking firm to assist in obtaining additional financing. The Company has received non-binding indications of interest and is currently evaluating these indications of interest. No assurance can be given that any additional financing can be obtained or, if obtained, will be on terms favorable to the Company. Any securities issued in the financing will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

If additional financing is not obtained and/or the Bank takes further action under the credit facility, it would have a material adverse effect on the Company's operations, liquidity and financial condition.

Vitesse's President and CEO, Chris Gardner, said, "In spite of the recent challenges we face with respect to our financial reporting and other issues, Vitesse remains focused on executing our strategic business plan to capitalize on the investments we've made. I'm pleased that we continue to see broad-based growth in customer demand across our three business units and I'm encouraged by the ongoing support shown by our employees, suppliers and customers."

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

FORWARD LOOKING STATEMENTS

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of the Company. Forward-looking statements include but are not limited to information preceded by, or that include the words, "believes," "expects," "prospects," "anticipates," "could," "estimates," "forecasts" or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, increased competition, changes in the semiconductor industry generally, and changes in interest rates. Accordingly, the Company's actual performance and results may differ from those anticipated in the forward-looking statements. Please see the Company's recent public filings for information about these and other risks that may affect the Company. The Company undertakes no obligation to update or revise the information contained herein because of new information, future events or otherwise.